UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 11, 2018

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry Into Material Definitive Agreement.

On June 11, 2018, Pioneer Financial Services, Inc. (the “Company”) and certain affiliates thereof entered into Amendment No. 3 to Credit Agreement with Consent (the “Amendment”) to the Credit Agreement dated as of December 23, 2015, as amended (the “Credit Agreement”), by and among the Company, certain affiliates thereof, CIBC Bank USA, formerly known as The PrivateBank and Trust Company, as administrative agent for the lenders (the “Administrative Agent”) and other various financial institutions. Certain capitalized terms referenced in the Amendment and summarized herein have the specific meaning given to them in the Credit Agreement.

The Amendment, among other things, provides the Company with the Administrative Agent’s and the Lenders’ consent to the sale of MidCountry Bank, FSB by MidCountry Financial Corp. (the Company’s parent entity) to MidCountry Acquisition Corp. (the “MidCountry Bank Sale”), and amends certain definitions and provisions of the Credit Agreement to accommodate the MidCountry Bank Sale. MidCountry Bank currently provides loan origination and servicing activities for the Company under the terms of the Fifth Amended and Restated Loan Sale and Master Services Agreement (“Current LSMS Agreement”).

The Company advised the Administrative Agent and the Lenders that MidCountry Financial Corp., a Georgia corporation, desired to sell to MidCountry Acquisition Corp., a Delaware corporation, 100% of the issued and outstanding Capital Securities of MidCountry Bank, FSB pursuant to the terms of a stock purchase agreement (the “Purchase Agreement”) dated June 11, 2018. The Amendment provides that the Administrative Agent and the Lenders give consent, subject to the satisfaction of certain conditions set forth in the Amendment, to MidCountry Financial Corp. and MidCountry Bank entering into the Purchase Agreement and the MidCountry Bank Sale, as required under Section 11.4 of the Credit Agreement. In connection with the MidCountry Bank Sale, the Amendment further provides that the Lenders and Administrative Agent give consent, subject to the satisfaction of certain conditions set forth in the Amendment, to (1) the entry into a new Loan Sale and Master Services Agreement (the “New LSMS Agreement”), to be executed upon consummation of the MidCountry Bank Sale, governing the origination and servicing relationship between MidCountry Bank and the Company after consummation of the MidCountry Bank Sale, and (2) the entry into a Termination and Depreciation Cost Agreement by and between MidCountry Bank and MidCountry Financial Corp. (the “Side Agreement”), to be executed upon consummation of the MidCountry Bank Sale, governing certain potential additional payments from MidCountry Financial Corp. to MidCountry Bank after consummation of the MidCountry Bank Sale. The New LSMS Agreement, when executed, will supersede and replace the Current LSMS Agreement.

The Amendment provides that if any condition is not satisfied in full on or before November 30, 2018, or if any condition does not remain satisfied in full on the earlier of November 30, 2018 or the Closing Date (as defined in the Purchase Agreement), then the consent of the Administrative Agent and the Lenders will be null and void. In addition, the Company acknowledges and agrees that an immediate Event of Default will occur if the MidCountry Bank Sale and the entry into the New LSMS Agreement are consummated without the consent of the Administrative Agent and the Lenders. The Company further agrees to deliver a copy of the fully-executed Purchase Agreement, with all attachments, to the Administrative Agent, subject to an immediate Event of Default upon the failure to deliver the same.

The Amendment adds certain new definitions to the Credit Agreement, adds certain new provisions to the Credit Agreement and replaces certain provisions of the Credit Agreement, all to reflect changes made in accordance with the Amendment, the Purchase Agreement, the New LSMS Agreement and the Side Agreement.

The preceding summary of the Amendment, Credit Agreement and the exhibits thereto is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed the Amendment as an exhibit to this current report on Form 8-K.

The Amendment contains a reaffirmation of representations, warranties and covenants by the parties and other factual information about the Company or MidCountry Financial Corp. or their respective businesses or operations. The reaffirmations of these representations, warranties covenants and other factual statements: (i) have been made solely for the benefit of the other party or parties to such agreements and amendments; (ii) were made only as of the date of such agreements and amendments or such other date(s) as expressly set forth in such agreements or amendments and are subject to more recent developments, which may not be fully reflected in our public disclosure; (iii) may have been subject to qualifications with respect to materiality, knowledge and other matters, which qualifications modify, qualify and create exceptions to the representations, warranties and covenants in the agreements or amendments; (iv) may be qualified by disclosures made to such other party or parties in connection with signing such agreements or amendments, which disclosures contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants in such agreements or amendments; (v) have been made to reflect the allocation of risk among the parties to such agreements or amendments rather than establishing matters as facts; and (vi) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations, warranties, covenants and statements of fact should not be relied upon by investors as they may not describe the Company's actual state of affairs as of June 11, 2018 or as of the date of filing this current report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1
Amendment No. 3, dated June 11, 2018 to Credit Agreement dated as of December 23, 2015, among Pioneer Financial Services, Inc., Pioneer Funding, Inc., Pioneer Services Corp., formerly known as PSLF, Inc., Pioneer Services Sales Finance, Inc., the various financial institutions party thereto, and CIBC Bank USA, formerly known as The PrivateBank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Timothy L. Stanley	Chief Executive Officer, Vice Chairman of the	June 13, 2018
Timothy L. Stanley	Board (Principal Executive Officer)